Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Operating Revenues:
Electric	$1,210	$1,308	$5,904	$6,530
Gas	299	270	924	1,001

Total operating revenues	1,509	1,578	6,828	7,531

Operating Expenses:
Fuel	337	350	1,369	1,567
Purchased power	122	170	654	966
Gas purchased for resale	168	157	472	570
Other operations and maintenance	443	452	1,752	1,820
Impairment and other charges	1,950	(1)	2,578	125
Depreciation and amortization	193	200	775	785
Taxes other than income taxes	112	102	468	457

Total operating expenses	3,325	1,430	8,068	6,290

Operating Income (Loss)	(1,816)	148	(1,240)	1,241

Other Income and Expenses:
Miscellaneous income	17	18	71	69
Miscellaneous expense	8	8	37	23

Total other income	9	10	34	46

Interest Charges	110	115	448	451

Income (Loss) Before Income Taxes (Benefit)	(1,917)	43	(1,654)	836

Income Taxes (Benefit)	(762)	17	(680)	310

Net Income (Loss)	(1,155)	26	(974)	526

Less: Net Income Attributable to Noncontrolling Interests	1	1	-	7

Net Income (Loss) Attributable to Ameren Corporation	$(1,156)	$25	$(974)	$519

Earnings (Loss) per Common Share - Basic and Diluted	$(4.76)	$0.10	$(4.01)	$2.15

Average Common Shares Outstanding	242.6	242.3	242.6	241.5

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	December 31, 2012	December 31, 2011

ASSETS
Current Assets:
Cash and cash equivalents	$209	$255
Accounts receivable - trade, net	401	473
Unbilled revenue	322	324
Miscellaneous accounts and notes receivable	95	69
Materials and supplies	704	712
Mark-to-market derivative assets	125	115
Current regulatory assets	247	215
Current accumulated deferred income taxes, net	171	20
Other current assets	95	112

Total current assets	2,369	2,295

Property and Plant, Net	16,096	18,127
Investments and Other Assets:
Nuclear decommissioning trust fund	408	357
Goodwill	411	411
Intangible assets	16	7
Regulatory assets	1,786	1,603
Other assets	749	845

Total investments and other assets	3,370	3,223

TOTAL ASSETS	$21,835	$23,645

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$355	$179
Short-term debt	-	148
Accounts and wages payable	625	693
Taxes accrued	68	65
Interest accrued	99	101
Customer deposits	108	98
Mark-to-market derivative liabilities	155	161
Current regulatory liabilities	100	133
Other current liabilities	188	207

Total current liabilities	1,698	1,785

Long-term Debt, Net	6,626	6,677
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,792	3,315
Accumulated deferred investment tax credits	72	79
Regulatory liabilities	1,589	1,502
Asset retirement obligations	445	428
Pension and other postretirement benefits	1,178	1,344
Other deferred credits and liabilities	668	447

Total deferred credits and other liabilities	6,744	7,115

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,616	5,598
Retained earnings	1,006	2,369
Accumulated other comprehensive loss	(8)	(50)

Total Ameren Corporation stockholders’ equity	6,616	7,919
Noncontrolling Interests	151	149

Total equity	6,767	8,068

TOTAL LIABILITIES AND EQUITY	$21,835	$23,645

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Year Ended December 31,
	2012	2011

Cash Flows From Operating Activities:
Net income (loss)	$(974)	$526
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment and other charges	2,578	125
Net gain on sales of properties	(11)	(15)
Net mark-to-market loss on derivatives	22	11
Depreciation and amortization	735	747
Amortization of nuclear fuel	83	61
Amortization of debt issuance costs and premium/discounts	24	21
Deferred income taxes and investment tax credits, net	(714)	346
Allowance for equity funds used during construction	(36)	(34)
Other	25	-
Changes in assets and liabilities:
Receivables	33	231
Materials and supplies	5	(27)
Accounts and wages payable	(29)	(36)
Taxes accrued	3	(3)
Assets, other	(10)	76
Liabilities, other	71	(75)
Pension and other postretirement benefits	(23)	(102)
Counterparty collateral, net	46	27
Premiums paid on long-term debt repurchases	(138)	-
Taum Sauk insurance recoveries, net of costs	-	(1)

Net cash provided by operating activities	1,690	1,878

Cash Flows From Investing Activities:
Capital expenditures	(1,240)	(1,030)
Nuclear fuel expenditures	(91)	(62)
Purchases of securities - nuclear decommissioning trust fund	(403)	(220)
Sales and maturities of securities - nuclear decommissioning trust fund	384	199
Proceeds from sales of properties	22	53
Tax grants received related to renewable energy properties	18	-
Other	-	12

Net cash used in investing activities	(1,310)	(1,048)

Cash Flows From Financing Activities:
Dividends on common stock	(382)	(375)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt and credit facility repayments, net	(148)	(581)
Redemptions, repurchases, and maturities of long-term debt	(760)	(155)
Issuances:
Long-term debt	882	-
Common stock	-	65
Capital issuance costs	(16)	-
Generator advances received for construction	4	5
Repayments of generator advances received for construction	-	(73)

Net cash used in financing activities	(426)	(1,120)

Net change in cash and cash equivalents	(46)	(290)
Cash and cash equivalents at beginning of year	255	545

Cash and cash equivalents at end of year	$209	$255